EXHIBIT 10.15

APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

     THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) dated _________________, 20_____, by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Corporation”), and _______________________ (the “Grantee”), evidences the restricted stock award (the “Award”) granted by the Corporation to the Grantee as to the number of restricted shares of the Corporation’s Common Stock first set forth below (the “Restricted Shares”).

Number of Shares of Restricted Common Stock:[1] _____	Award Date: _____________, 20___

      Vesting:[1,2]  The Award shall become vested as to 100% of the total number of shares of Restricted Stock subject to the Award on the date of the next succeeding Annual Meeting of Stockholders of the Corporation following the Award Date.

     The Award is granted under the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Director Restricted Stock Award (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan, and the Prospectus for the Plan.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name	APRIA HEALTHCARE GROUP INC. a Delaware corporation By:__________________________________ Print Name:___________________________ Title:________________________________

CONSENT OF SPOUSE

     In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________ Signature of Spouse	______________________ Date

_________________
1    Subject to adjustment under Section 7.1 of the Plan.
2    Subject to early termination and forfeiture under Section 6 of the Terms.

TERMS AND CONDITIONS OF DIRECTOR RESTRICTED STOCK AWARD

1.

Vesting. The Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan or otherwise required in order to comply with applicable securities and other law) shall lapse with respect to 100% of the Restricted Shares subject to the Award on the vesting date set forth on the cover page of this Award Agreement, subject to Sections 2 and 6 below.

2.

Service; Continuance of Service Required; No Service Commitment. The vesting schedule applicable to the Award requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of a vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 6 below. Nothing contained in this Award Agreement or the Plan constitutes a service commitment by the Corporation or affects the right of the Corporation to increase or decrease the compensation of the Grantee from the rate in existence at any time.

3.

Dividend and Voting Rights. After the Award Date, the Grantee shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 6.

4.

Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 1, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 7) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Corporation.

5.	Stock Certificates.

5.1

Book Entry Form. The Corporation shall, in its discretion, issue the Restricted Shares either: (a) in certificate form as provided in Section 5.2 below; or (b) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Agreement.

5.2

Certificates to be Held by Corporation; Legend. Any certificates representing the Restricted Shares that may be delivered to the Grantee by the Corporation prior to vesting of the Restricted Shares pursuant to Section 1 shall be redelivered to the Corporation to be held by the Corporation or its designee until the shares represented thereby vest pursuant to Section 1 or are forfeited pursuant to Section 6. Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Apria Healthcare Group Inc. A copy of such Agreement is on file in the office of the Secretary of Apria Healthcare Group Inc.”

5.3

Delivery of Certificates Upon Vesting. Promptly after the vesting of any Restricted Shares pursuant to Section 1, the Corporation shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 8). The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The shares so delivered shall no longer be restricted pursuant to Section 4.

5.4

Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Award Agreement, the Grantee shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Grantee’s attorney(s)-in-fact to effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Corporation hereunder) and any related Restricted Property to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

6.     Effect of Termination of Employment.

6.1

Forfeiture. Except as expressly provided in Section 6.3 below, the Grantee’s Restricted Shares shall be forfeited to the extent such shares have not become vested prior to the first time that the Grantee is no longer a member of the Board of the Corporation (regardless of the reason for the related termination of service).

6.2

Return of Shares. Upon the occurrence of any forfeiture of the Restricted Shares pursuant to Section 6.1, such unvested, forfeited shares and related Restricted Property shall, without payment of any consideration by the Corporation for such transfer, be automatically transferred to the Corporation, without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be. The Corporation may exercise its powers under Section 5.4 hereof and take any other action necessary or advisable to evidence such transfer. The Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

6.3

Possible Acceleration of Vesting Upon Certain Change in Control Events. The Restricted Shares are subject to accelerated vesting pursuant to Sections 7.2 and 7.3 of the Plan, to the extent such shares are outstanding and have not previously vested pursuant to Section 1 and have not previously been forfeited pursuant to Section 6.1 at the time of the event that triggers such acceleration.

7.

Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any adjustment is made to the Restricted Shares pursuant to Section 7.1 of the Plan, the restrictions applicable to the Restricted Shares will continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property,” unless the content otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 3 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

8.

Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Shares. The Corporation may, in its discretion and to the extent the Corporation reasonably determines is permitted by law and applicable listing and regulatory requirements, withhold and/or reacquire a sufficient number of Restricted Shares in connection with the vesting of such shares at their then Fair Market Value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Administrator in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares. The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the Corporation’s satisfaction of tax withholding obligations in such manner. If, however, the Grantee makes an election under Section 83(b) of the Code with respect to the Restricted Shares, if any other withholding event occurs with respect to the Restricted Shares, or if the Corporation is otherwise not able to or elects for any reason not to satisfy the withholding obligations with respect to the vesting of the Restricted Shares as provided above in this Section 8, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations as a condition precedent to any Corporation obligation to deliver the vested Restricted Shares to the Grantee.

9.

Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

10.

Stock Ownership Requirements. The Award and all rights of Grantee under this Award Agreement and in connection with the Restricted Shares are and shall be subject to, and Grantee agrees to be bound by, all of the terms and conditions of the Stock Ownership Requirements Agreement between Grantee and the Corporation and the “Requirements” referenced and defined therein.

11.

Plan. The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12.

Entire Agreement. This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.	Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

14.	Effect of this Agreement. This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

15.

Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.	Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

EXHIBIT A

STOCK POWER

     FOR VALUE RECEIVED and pursuant to that certain Director Restricted Stock Award Agreement between Apria Healthcare Group Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Grantee”) dated as of ______________, 20__, the Grantee, hereby sells, assigns and transfers to the Corporation, an aggregate _____ shares of Common Stock of the Corporation, standing in the Grantee’s name on the books of the Corporation and represented by stock certificate number(s) ________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints ______________________________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated ______________, 20_____

______________________________________ Signature ______________________________________ Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Director Restricted Stock Award Agreement without requiring additional signatures on the part of the Grantee.)